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FOR IMMEDIATE RELEASE:
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                                         CONTACT: Eliezer Becher
                                                  (914) 271-5361



                STERLING VISION, INC. ANNOUNCES NEW AGREEMENT
                          WITH CERTAIN SHAREHOLDERS

         East Meadow, New York - December 7, 1999: Sterling Vision, Inc. (Nasdaq: ISEE), one of the largest chains of retail optical stores in the United States, today announced that it has entered into an Amendment to its Convertible Preferred Stock and Warrants Subscription Agreements to effect the following:

1. To reduce, from $3.00 to $.75, the conversion price pursuant to which the Company is required to convert such shares of Convertible Preferred Stock into Common Stock;

2. To reduce the exercise price of each of the 700,000 Warrants (issued in connection therewith), from $4.00 to $2.00;

3. To eliminate the requirement that the Company redeem such Convertible Preferred Stock (at 105% of the then stated value thereof) on February 20, 2000; and

4. To eliminate the price protection guaranty previously afforded the Holders with respect to any shares of Common Stock sold by any such Holder within the 180 day period following the conversion of such Convertible Preferred Stock into Common Stock.

Dr. Robert Cohen, Chairman of the Board, stated "We believe that these amendments are favorable to the Company in that they eliminate any exposure the Company might otherwise have under such price protection guaranty provisions.

All statements contained herein (other than historical facts) are based upon current expectations. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially from the anticipated results or other expectations expressed in the Company's forward looking statements. Generally, the words "anticipate", "believe", "estimate", "expects", and similar expressions as they relate to the Company and/or its management, are intended to identify forward looking statements.